Exhibit 5.1

30 ROCKEFELLER PLAZA	AUSTIN	LONDON
NEW YORK, NEW YORK	BRUSSELS	MOSCOW
10112-4498	DALLAS	NEW YORK
	DUBAI	PALO ALTO
TEL +1 212.408.2500	HONG KONG	RIYADH
FAX +1 212.408.2501	HOUSTON	SAN FRANCISCO
BakerBotts.com		WASHINGTON

November 9, 2021

Liberty TripAdvisor Holdings, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Re:	Liberty TripAdvisor Holdings, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty TripAdvisor Holdings, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering of up to 400,000 shares of the Company’s Series A common stock, par value $.01 per share (the “Series A Common Stock” or the “Shares”), that may be issued pursuant to the terms of the Liberty TripAdvisor Holdings, Inc. 2019 Omnibus Incentive Plan (the “Plan”). At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents: (a) the Plan; (b) the Restated Certificate of Incorporation of the Company, as currently in effect; (c) the Certificate of Designations of 8% Series A Cumulative Redeemable Preferred Stock; (d) the Certificate of Retirement of 8% Series A Cumulative Redeemable Preferred Stock; (e) the Amended and Restated Bylaws of the Company, as currently in effect; (f) records of proceedings of the board of directors of the Company with respect to the adoption of the Plan, the issuance of the Shares pursuant to the Plan and the filing of the Registration Statement under the Securities Act; and (g) such other documents, records, instruments and certificates of public officials and officers of the company as we deemed necessary or advisable for the purpose of rendering this opinion.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the Plan by the

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Board of Directors of the Company (or any committee thereof) have been or will be taken by the Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance and delivery of the Shares under the Plan, the Registration Statement will be effective under the Securities Act and the Company shall continue to have sufficient authorized and unissued shares of Series A Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that if and when any Shares are issued and delivered in accordance with the requirements of the Plan and otherwise in accordance with the terms and conditions of the applicable award, such Shares will have been duly authorized by all necessary corporate action on the part of the Company, validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware as in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.